Exhibit 99.1

Compass Diversified Holdings	Investor Relations and Media Contacts:
James J. Bottiglieri	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
203.221.1703	212.477.8438 / 212.477.8261
jbottiglieri@compassdiversifiedholdings.com	lberman@igbir.com/ mcimini@igbir.com
Compass Diversified Holdings to List Shares
on the New York Stock Exchange
Westport, Conn., October 14, 2010 — Compass Diversified Holdings (Nasdaq: CODI) (“CODI” or the “Company”) an owner of leading middle market businesses, announced today that it is transferring the listing of its trust shares to the New York Stock Exchange (the “NYSE”). CODI anticipates that its trust shares will begin trading on the NYSE on November 1, 2010 under its current symbol “CODI.” Until that time, CODI’s trust shares will continue to trade on the NASDAQ Global Select Market.
Joe Massoud, CEO of CODI, commented, “We are proud to list CODI on the New York Stock Exchange. This listing on the world’s premier exchange represents a significant milestone for our Company and provides important benefits to shareholders as we remain committed to increasing CODI’s visibility in the financial markets. We look forward to a long and successful relationship with the NYSE and appreciate the support NASDAQ has provided since our IPO in May of 2006.”
In celebration of the new listing, CODI is scheduled to ring the NYSE Opening Bellsm on Thursday, November 4, 2010 at 9:30 am ET.
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”) owns and manages a diverse family of established North American middle market businesses. Each of its eight subsidiaries is a leader in their niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its owners.
Our subsidiaries are engaged in the following lines of business:

•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits, www.advancedcircuits.com);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing, www.americanfurn.net);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical, www.anodynemedicaldevice.com);

•	The design and marketing of wearable baby carriers and related products (ERGObaby, www.ergobabycarriers.com);

•	The design, manufacture and marketing of premium suspension products for mountain bikes and powered off-road vehicles (Fox Racing Shox, www.foxracingshox.com);

•	The design, sourcing and fulfillment of logo based promotional products (Halo Lee Wayne, www.haloleewayne.com);

•	The design and manufacture of premium home and gun safes (Liberty Safe, www.libertysafe.com); and

•	The provision of temporary staffing services, operating approximately 300 locations in 29 states (Staffmark, www.staffmark.com).
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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